UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  February 26, 2013

TRUE RELIGION APPAREL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue
Vernon, California 90058
(Address of Principal Executive Offices, Zip Code)

(323) 266-3072
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

Jeffrey Lubell, Chairman of the Board, Chief Executive Officer and Creative Director of the True Religion Apparel, Inc. (the “Company”) and the Company are parties to an Employment Agreement, dated January 4, 2006, as amended (the “Employment Agreement”).

On February 26, 2013 the Company informed Mr. Lubell that it had determined not to extend the term of the Employment Agreement at the time of its scheduled termination on June 30, 2013.

In October 2012, we announced our Board of Directors had formed a Special Committee comprised of its non-management directors to explore and evaluate potential strategic alternatives available to the Company.  In light of this continuing review, the Company believes that it would not be appropriate to renew the Employment Agreement for an additional three-year period at this time.  The Company further informed Mr. Lubell that it would like the opportunity to explore an alternative arrangement with him.

Notwithstanding the determination not to renew the existing Employment Agreement, Mr. Lubell continues as Chairman of the Board, Chief Executive Officer and Creative Director of the Company.

 The Special Committee’s review of strategic alternatives available to the Company is ongoing.  No decision has been made to engage in a transaction or transactions, and there can be no assurance that any transaction or any other strategic alternative will occur or, if undertaken, the terms or timing thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 1, 2013                                                                       TRUE RELIGION APPAREL, INC.

By:        /s/ Peter F. Collins
Name:   Peter F. Collins
Title:     Chief Financial Officer

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